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                                                                  EXHIBIT 10.207

                               SERVICING AGREEMENT

         THIS SERVICING AGREEMENT ("Agreement") is effective as of the 16th day of June, of the year 2000, and is made and entered into by and among BLUEGREEN CORPORATION, a Massachusetts corporation (hereafter "Servicer"), BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company (hereafter "Company") and Big Cedar, L.L.C., a Missouri limited liability company (hereafter "Big Cedar").

                                   WITNESSETH

         WHEREAS, Servicer is experienced in the servicing of timeshare receivables, inclusive of promissory notes and related deeds of trust;

         WHEREAS, The Company is in the business of owning and operating a timeshare resort known as the Big Cedar Timeshare Project (hereinafter the "Project"), in which timeshare interests are marketed and sold, and in respect thereto the Company may receive promissory notes and deeds of trust from purchasers thereof;

         WHEREAS, It is desirable that the parties hereto enter into an agreement respecting the servicing of promissory notes, purchase documents and deeds of trust received by the Company from certain purchasers of timeshare interests at the Project (such promissory notes, purchase documents and/or deeds of trust collectively referred to herein as the "Contracts").

         NOW, THEREFORE, in consideration of the above recitals, and of the representations, warranties and covenants hereafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Servicer and Company agree as follows:

1. APPLICATION. This Agreement shall apply to all Contracts received from purchasers of timeshare interests at the Project.

2. APPOINTMENT OF SERVICER AS AN INDEPENDENT CONTRACTOR. The Company hereby appoints Servicer as an independent contractor to collect, for the account of Company, all periodic and other payments under the Contracts. Servicer hereby accepts such appointment and agrees to act in accordance with the terms hereof. Servicer shall have only the authority which is expressly conferred upon it by this Agreement.

3.       PAYMENTS.

         (a) COLLECTION OF PAYMENTS. With respect to all Contracts serviced under this Agreement, Servicer covenants and agrees that during the entire term of this Agreement, Servicer will seek, at its sole cost and expense, to collect promptly all payments due under the Contracts.

         (b) AUTHORIZATION TO ACCEPT PAYMENTS. Servicer is only authorized to accept payments as provided in the Contracts or as required by law.




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         (c)      DEFAULT UNDER CONTRACT. Subject to any reinstatement of the defaulted Contracts as may take place, Servicer shall, in case of default of any of the Contracts, forfeit or cancel the rights of the obligor(s) under such Contracts, or institute or assist in instituting, possessory, forfeiture, foreclosure or other proceedings to acquire or terminate the rights of the obligor(s) in and to the timeshare interest; the Servicer in so proceeding at the total cost and expense of the Company.

         (d) POST OFFICE BOX. Servicer agrees that it shall establish through the lockbox bank (hereinafter referred to as "Lockbox Bank") a post office box depository to which payments by obligors under the Contracts may be made. Such post office box shall be opened in the name of Company/Servicer (or if required by hypothecation lender to Company, then Servicer may open the lockbox in the name determined by such hypothecation lender). Each obligor, as applicable, will be, as soon as possible after the date of this Agreement, and thereafter periodically as determined by Servicer, instructed to mail their remittances under the Contracts to the above described post office box. Company agrees to take all steps necessary or, in Servicer's opinion, desirable to cause the obligors under the Contracts to mail their remittances to the post office box.

         (e) RECEIPT OF PAYMENTS. On the day received, the Lockbox Bank will open all mail addressed to the post office box referred to hereinabove and remove and inspect enclosures. All Checks and other collection remittances and all return items will be processed by the Lockbox Bank according to the terms of the Lockbox Agreement.

         (f) PAC ARRANGEMENTS. If payors of Contracts are offered the opportunity to pay such Contracts by electronic funds transfer, PAC arrangements or credit card payments, then such payments shall be processed through the appropriate accounts as opposed to processing by check collection. Such payments shall, otherwise, be subject to the terms hereof.

4.       BLUEGREEN/BIG CEDAR VACATIONS, LLC CONTRACTS ACCOUNT.

         (a) DEPOSIT OF PAYMENTS. All money orders, checks, drafts and other orders of payment ("Checks") respecting payment on Contracts, and all money and other funds ("Monies") (including electronic fund transfer, PACs, credit card payments or similar arrangements) respecting payment on Contracts received by Servicer or the Lockbox Bank, in accordance with its usual and customary procedures, will be deposited by Servicer or the Lockbox Bank into an account at the bank maintained in the name of Bluegreen/Big Cedar Vacations, LLC (hereinafter the "Account"). In addition to Servicer's or Lockbox Bank's deposit of all Checks and Monies received by it or in the post office box, respectively, to the Account, Company agrees that it will make or cause the obligors under the respective Contracts who are unable or unwilling to remit payments due to the post office box or by electronic fund transfer, PAC arrangements or credit card payments, to instead pay Company directly or by way of transfers to an account of Company and to make deposits into the Account of all such payments. Charges respecting the Account or the post office box and any





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                  other charges, costs or fees incurred pursuant to this
                  Agreement will be billed to and paid directly by Company, and Servicer will not be liable for any such charges, costs or fees. Servicer may deduct from the foregoing payments its fees pursuant to the preceding sentence or to paragraph 5 hereinbelow. The Account shall be opened as an interest-bearing account, if possible, and all such interest shall accrue to the benefit of the Company. If an interest-bearing account is not possible, Servicer shall seek to have a periodic sweep to an interest-bearing account or sweep directly to an account as directed by any hypothecation lender.

         (b) MONIES TO BE HELD IN TRUST. All Checks and Monies received by Servicer are to be held in trust for Company until deposited. All Checks and Monies deposited into the Account will become the property of Company upon deposit, and Servicer will have no interest in or control over the Checks and Monies, excepting for its rights of setoff set forth in paragraph 4(a) hereinabove, as applicable.

         (c) WITHDRAWALS. Withdrawals from the Account are restricted, and may be made only by way of draft, wire transfer or electronic funds transfer payable to Company or pursuant to paragraph 4(a). To the extent that a hypothecation lender does not otherwise direct, Servicer will arrange to wire transfer to Company all collected funds received in the Account each Wednesday to the Company's account number __________ at _______________, bank transit number ___________, reference
                  ______________, or as may otherwise be specifically directed by Company. Company and Servicer understand and agree that Servicer has exclusive control over transfers from the account. The Servicer shall seek to set up an automated repetitive wire agreement in respect to the foregoing transfers.

         (d) ACCEPTABLE PAYEE. Servicer or Lockbox Bank will deposit into the Account all Checks on which the payee or endorsee is Company or a reasonable variation of Company ("Acceptable Payee"). Servicer or Lockbox Bank has the right, in its sole discretion, to determine what is a reasonable variation of Acceptable Payee. If the payee is not an Acceptable Payee, Servicer or Lockbox Bank will not deposit the Check in the aforereferenced account. Company agrees to indemnify and hold Servicer or Lockbox Bank harmless from and against all losses, costs, attorney's fees, claims or suits suffered by Servicer or Lockbox Bank arising out of, or in connection with, its depositing Checks payable to or endorsed in favor of Acceptable Payees, except to the extent such damages and losses are as a result of Servicer's or Lockbox Bank's gross negligence or willful acts or omissions.

         (e) PAYMENTS RECEIVED BY COMPANY. Company shall cause all payments on Contracts to be made to the Account, and any payment on Contracts which are received by Company shall be delivered by Company to Servicer within two (2) business days after receipt thereof.




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         (f)      ACCOUNTING. Within fifteen (15) days after the end of each fiscal month of the Servicer during the term of this Agreement, Servicer shall deliver to Company a statement showing the then-current balance of the Account and all deposits into and withdrawals from the Account during the immediately preceding calendar month. After the end of each fiscal month, during the term of this Agreement, Servicer shall deliver to Company (a) a trial balance on each of the Contracts including the payments received if any, delinquency status, and a complete breakdown of the payment record as to principal and interest and the outstanding principal balance of each contract; (b) an aging report on each of the Contracts; (c) a collection report on each of the Contracts; and (d) a report on the status of the Contracts, including new sales, forfeitures, foreclosures and cancellations. On or before the fifteenth (15th) day of each fiscal month, Servicer shall deliver to Company a true, correct and complete list of all Contracts which Servicer received in the immediately preceding month.

         (g) CHECK DEPOSIT REQUIREMENTS. Subject to any lockbox agreement and legal requirements, Servicer and Lockbox Bank will agree to abide by the following requirements and limitations when depositing Checks in the Account:

                  (i) In the absence of a Check date, Lockbox Bank will insert the current date with the date stamp and process the check as provided in this Agreement. Lockbox Bank will not deposit Checks postdated three
                           (3) or more days, or Checks with dates six (6) months or older.

                  (ii) If a Check's written and numerical amounts differ, Lockbox Bank will credit the account respecting such Contract for the written amount.

                  (iii) If the drawer's signature is missing or the Check contains no indication of drawer, Lockbox Bank will not deposit the Check. Otherwise, Servicer will deposit the Check and affix a stamp impression requesting the drawee bank to contact drawer for authority to pay.

                  (iv) Lockbox Bank will attempt to identify and segregate altered Checks and Checks bearing restrictive notations, such as "payment in full," "balance on account," or "final settlement." All Checks so identified will not be deposited. However, Lockbox Bank will have no liability to any person, including Company, should it process and deposit an altered Check or a Check bearing any such restrictive notation.

                  (v) Checks drawn in foreign currency will be referred to Servicer.

                  (vi) Prior to deposit, Lockbox Bank will endorse Checks "Credited to the Account of Within Named Payee, Absence of Endorsement Guaranteed."

                  (vii) Checks deposited in the account which are returned unpaid because of "insufficient funds," "uncollected funds," or similar reasons, will be redeposited once by Lockbox Bank. If redeposit is not warranted for reasons such as "account closed," or "payment





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                           stopped" or if a Check is returned a second time or
                           there are any other charges or debits resulting from returned or otherwise dishonored Checks, such amounts will be debited from the account.

                  (viii) All deposited Checks must be microfilmed by Lockbox Bank. Lockbox Bank will retain such microfilmed records for four (4) years as provided hereinabove.

                  (ix) No services concerning the Account will be provided on any bank holiday prescribed by the Federal Reserve district in which the account is located.

5. SERVICING FEE. Company shall be liable for the payment of a monthly servicing fee to Servicer in the amount of one-twelfth (1/12) of two percent (2%) of the outstanding principal balance at the beginning of the servicing period (the Servicer's fiscal month) of the Contracts. Except as provided in paragraphs 3(c) and 4(a), Company shall have no responsibility or liability for any payment of fees or expenses other than that aforesaid. Servicer shall be entitled to deduct from funds of Company in its possession any of the aforesaid fees which become due from time to time under or pursuant to this Agreement. Servicer shall have all rights, whether statutory, common law or contractual, to set off any indebtedness of Company to Servicer against any of the funds of Company it may have in its possession from time to time.

6.       OBLIGATION TO PROVIDE NOTICE.

         (a) NOTICE UPON SALE, TRANSFER OR ASSIGNMENT. Servicer will notify Company of any information received by Servicer of the sale, transfer or assignment of any timeshare interest, together with the date of the instrument or order transferring title to the timeshare interest respecting any Contract serviced by Servicer.

         (b) NOTICE UPON CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS. Servicer will promptly report and forward to Company any notices or pleadings received in connection with any condemnation or eminent domain proceeding affecting any timeshare interest. Servicer shall also advise Company as to the extent of taking and its effect on such property and shall give its recommendation as to action with respect to such proceedings.

7. UNAUTHORIZED ACTS OF SERVICER. Except as otherwise provided herein, Servicer is not authorized or empowered to waive or vary the terms of any of the Contracts in any material way, and will not at any time waive or consent to the postponement of strict compliance on the part of any obligor with respect to any material term, provision or covenant of any Contract, nor grant, in any other manner, indulgence with respect to any such material term, provision or covenant, without the express written approval of the Company, or an authorized representative of the Company.

8. SERVICER AS MEMBER OF COMPANY. It is recognized and agreed that Servicer is a member of the Company and that to the extent Servicer, in its capacity as a member of the Company, acts as a member, then





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          Servicer, in its capacity as Servicer, may accept such action as that of the Company. The rights of the Servicer hereunder shall be independent from the rights of Servicer, as a member of the Company, and in no way shall the terms of this Agreement be deemed to limit or restrict the rights of Servicer as a member of the Company.

9. INDEMNIFICATION. The Company, by execution hereof, waives any conflict of interest as may exist between Servicer, in its capacity as Servicer, and Servicer acting as a member of the Company, and agrees to save and hold harmless, to defend and to indemnify, Servicer against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including legal fees, of any nature and character as may arise or be made against Servicer as a result of Servicer acting in accordance with this Agreement, or which it may in any way incur in defending or prosecuting, settling or discontinuing any such proceeding, action, claim, damage, expense or outlay arising out of any act or omission of Servicer, including any claim arising from Servicer acting as Servicer while being a member of the Company. Company agrees to indemnify and hold Servicer harmless from any loss of any checks or other payments in its possession from whatever cause, except those losses resulting from acts or omissions not within reasonably prudent, common collection practices. Servicer, by execution hereof, agrees to save and hold harmless, Company and to indemnify Company against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including legal fees of any nature and character as may arise or be made against Company as a result of Servicer's gross negligence or willful acts or omissions in performance of its responsibilities hereunder.

10. AUDIT OF SERVICER'S BOOKS AND RECORDS. Servicer agrees that, during and subsequent to the term of this Agreement, representatives or agents of the Company may, at any time during ordinary business hours, but not more than twice in any one calendar year, and without unreasonable interference with the day-to-day operations of Servicer, examine, audit and make copies of all books, records and documents maintained by Servicer relating to the Contracts. Servicer agrees to maintain all such books, records and documents, including computer tapes, disks and hard copies of all such computer data, in readable form necessary to access and process such data, where they are maintained at the inception of the terms hereof, for a period of four (4) years following termination of this Agreement.

11. TERM. The term of this Agreement shall commence on the date it is executed and delivered by the parties, and shall continue until all Contracts are fully paid, provided, however, that this Agreement may be terminated at any time by Big Cedar, L.L.C. in the event of provable fraud or bad faith of Servicer or by mutual agreement by both Company and Servicer In the event Company and Servicer mutually agree to the termination of this Agreement, Company shall have the right to appoint a successor servicer which shall execute an agreement substantially similar to this Agreement. Fees, costs and expenses charged by any successor servicer shall be payable by Company. Servicer shall deliver to Company (or any subsequent servicer) all existing books, records and documents, including computer readable memory as may be maintained by





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         Servicer for the continued servicing of the Contracts after any termination of this Agreement. Servicer agrees that such books and records relating to any Contracts shall, following termination of this Agreement, be delivered to Company, provided, however, Company agrees that Servicer shall have the right to maintain copies of such books and records for its own account.

12. CUSTODY OF CONTRACTS AND RELATED DOCUMENTS. Custody of the originals of all Contracts and executed instruments related thereto shall be delivered into the custody of Servicer to hold for and on behalf of the Company in accordance with the terms hereof; provided, however, that the same may be delivered to an acquiror or pledgee thereof, pursuant to the terms of any applicable sale, hypothecation or loan agreement or documents related thereto, including but not limited to any applicable custodial agreement. Servicer agrees to hold such instruments delivered to Servicer subject to the terms hereof, or otherwise subject to the terms of the aforereferenced documents.

13. DUTY OF CARE. Servicer will exercise the same degree of care, and will give the same attention of performance of the obligations pursuant to this Agreement in a manner consistent with the level of skill and care as reasonably may be required in performance of services to be provided hereunder. Servicer shall not be liable for consequential or incidental damages resulting from the inaccuracy of any information furnished to Company or any errors or mistakes in reports prepared by Servicer, except for those caused by the gross negligence or willful misconduct of Servicer, its employees or independent contractors.

14. SECURITY INTEREST. Company acknowledges that so long as any amounts are due by Company to Servicer, or any affiliate of Servicer, Servicer will have a security interest covering the Account and all proceeds thereof to the extent of such indebtedness.

15. ASSIGNMENT. Servicer may assign its rights and delegate the performance of its duties under this Agreement, in part or in full, to any transferee of any of the Contracts, or to any other corporation or entity controlled by, controlling by or under the common control of Servicer, so long as such assignee is able to perform in the same manner as Servicer. The respective rights and duties of Company under this Agreement may not be assigned nor delegated.

16. MODIFICATION. This Agreement represents the entire agreement with respect to the servicing of Contracts and supersedes all prior agreements related thereto. This Agreement may not be changed or terminated orally and no modification, termination or attempted waiver shall be valid unless in writing and signed by all parties or in the case of waiver, signed by the party against whom the same is sought to be enforced.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one agreement.

18. ATTORNEY'S FEES. If any attorney is engaged (a) to collect any sums due or enforce any obligations of Servicer under this Agreement, whether or not legal proceedings thereafter have been instituted; (b) to represent



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         Servicer in any bankruptcy, reorganization, receivership or other proceeding affecting creditor's rights and involving a claim under this Agreement or any Contract, except in the event of Servicer's bankruptcy, reorganization or receivership; or (c) to represent Servicer in any other proceedings whatsoever in connection with this Agreement, including post-judgment proceedings, to enforce any judgment related to this Agreement; or (d) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Company shall pay to Servicer all costs, reasonable attorneys fees and expenses in connection therewith, in addition to all other amounts due hereunder; provided, however, that the Company shall not be responsible for payment as aforesaid if the attorney's fees, costs and expenses are incurred as a result of Servicer's gross negligence or willful acts or omissions.

19. EXECUTION OF ADDITIONAL DOCUMENTS. Company and Servicer agree to execute and deliver to each other, from time to time, any additional instruments and documents necessary or desirable to effectuate, finalize, record or perfect the transactions contemplated under this Agreement.

20. PERFORMANCE BY LOCKBOX BANK. Any performances by Servicer hereunder may be performed by the Lockbox Bank.

21. NOTICES. Any notice or communication required or permitted to be given hereunder shall be in writing, addressed to the respective party as set forth below, or such different address as any party may, from time to time, give notice of, in accordance with the provisions of this section, and may be personally served, telecopied or sent by overnight courier or U.S. mail, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. Boca Raton, Florida time (any notice received after such time shall be deemed received on the next business day), provided that a hard copy of such notice is also sent pursuant to clause (c) or
         (d); (c) if by overnight courier, on the first business day after delivery by the courier; or (d) if by U.S. mail, on the fourth day after deposit in the mail, postage prepaid, certified mail, return receipt requested.

                  If to Servicer:           Bluegreen Corp.
                                            4960 Blue Lake Drive
                                            Boca Raton, Florida 33431
                                            Attn: Mr. Patrick Rondeau

                  If to Company:            Bluegreen/Big Cedar Vacations, LLC
                                            C/o Bluegreen Corp.
                                            4960 Blue Lake Drive
                                            Boca Raton, Florida 33431

                  With copy to:             Big Cedar, L.L.C.
                                            2500 East Kearney Street
                                            Ridgedale, Missouri 65898
                                            Attn:    Toni Miller




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22.       BENEFIT. This Agreement shall bind and inure to the benefit of
          Servicer and Company, and to their respective successors and permitted assignees.

23. INTERPRETATION. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Missouri.

24. FORCE MAJEURE. Servicer shall not be liable to Company nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement, provided such failure or delay is caused by or results from a Force Majeure. As used herein, "Force Majeure" shall mean any event that is beyond the reasonable control of and not the fault of Servicer, including without limitation, acts of God or nature, acts of public enemy, civil or military conflicts, labor disturbances, communications line failure and acts or inactions of a governmental authority or a third party. Notwithstanding the foregoing, this paragraph does not limit a party's right to terminate this Agreement under paragraph 11 hereinabove.

         IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the date first written above.

                                        SERVICER:

                                        BLUEGREEN CORPORATION, a Massachusetts
                                        corporation

                                        By: /s/ George F. Donovan
                                           ------------------------------------
                                        Print Name: George F. Donovan
                                        Title: President / CEO


                                        COMPANY:

                                        BLUEGREEN/BIG CEDAR VACATIONS, LLC, a
                                        Delaware limited liability company

                                        By: /s/ Patrick E. Rondeau
                                           ------------------------------------
                                        Print Name: Patrick E. Rondeau
                                        Title: President

                                        BIG CEDAR, L.L.C., a Missouri limited
                                        liability company

                                        By: Three Johns Company, its sole member

                                        By: /s/ Toni M. Miller
                                           ------------------------------------
                                        Print Name: Toni M. Miller
                                        Title: Vice President Finance





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